EXHIBIT A
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Durect Corporation and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
     In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 16th day of February, 2010.

Venrock Healthcare Capital Partners, L.P.			Venrock Co-Investment Holdings, LLC

By:	VHCP Management, LLC, its General Partner		By:	VHCP Management, LLC, its Manager

By:	/s/ David L. Stepp		By:	/s/ David L. Stepp
	Name:	David L. Stepp		Name:	David L. Stepp
	Title:	Authorized Signatory		Title:	Authorized Signatory

VHCP Management, LLC
By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

/s/ David L. Stepp, as attorney-in-fact
Anders Hove

/s/ David L. Stepp, as attorney-in-fact
Bryan Roberts